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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Planar Systems, Inc. and Subsidiaries:

We consent to the use of our report dated October 29, 2001, with respect to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 28, 2001 and September 29, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 28, 2001, which report is incorporated herein by reference.

                                               /s/ KPMG LLP
April 24, 2002